Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
American Equity Investment Life Holding Company:
We consent to the incorporation by reference in the registration statements (No. 333-171161, No. 333‑157846, No. 333-149854, No. 333-148681, and No. 333-123862) on Form S-3 and the Registration Statements (No. 333-175355, No. 333-167755, and No. 333-127001) on Form S-8 of American Equity Investment Life Holding Company and subsidiaries (the Company) of our report dated February 29, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of American Equity Investment Life Holding Company.

/s/ KPMG LLP
Des Moines, Iowa
February 29, 2012